Exhibit 99.1

NYSE Alternext US Grants Extension for NovaDel to

Comply with Listing Requirements

Flemington, NJ – January 30, 2009 - NovaDel Pharma Inc. (NYSE Alternext: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, today announced that the Company received notice from the NYSE Alternext US LLC (NYSE Alternext US) that the NYSE Alternext US has granted the Company an extension until April 17, 2009 to regain compliance with Section 1003(a)(iv) of the NYSE Alternext US Company Guide. The Company’s deadline to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE Alternext US Company Guide remains November 16, 2009.

As previously disclosed, on May 14, 2008, the Company received notice from the NYSE Alternext US indicating that the Company was not in compliance with Section 1003(a)(iii) and Section 1003(a)(iv) of the NYSE Alternext US Company Guide. On August 6, 2008, the Company issued a press release to announce that the NYSE Alternext US has accepted the Company’s plan to regain compliance with continued listing standards of the NYSE Alternext US Company Guide. The Company’s plan was submitted on June 12, 2008. On June 27, 2008, the Company received notice from the NYSE Alternext US indicating that the Company was not in compliance with Section 1003(a)(ii) of the NYSE Alternext US Company Guide. On September 16, 2008, the Company received notice from the NYSE Alternext US indicating that the Company was not in compliance with Section 1003(a)(i) of the NYSE Alternext US Company Guide.

The Company will be subject to periodic review by the NYSE Alternext US staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE Alternext US.

Consistent with the plan submitted to the NYSE Alternext US, the Company continues to pursue licensing opportunities and other strategic partnerships to fund its current and future development activities, while maintaining tight control over its expenditures. However, there can be no assurance that the Company will be able to make progress consistent with the Company’s plan to regain compliance with NYSE Alternext US’s continued listing standards in a timely manner.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (NYSE Alternext: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, our ability to continue to comply with other continued listing standards and other risks detailed from time to time in the SEC reports of NovaDel, including our most recent Annual Report on Form 10-K, as amended. These forward-looking statements speak only as of the date hereof. NovaDel disclaims any obligation to update these forward-looking statements. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K, as amended, and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s Q3, 2008 financial results and its product pipeline, please review the Company’s SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

CONTACT:

Michael E. Spicer

(908) 782-3431 ext. 2550

Chief Financial Officer

NovaDel Pharma Inc.

mspicer@novadel.com